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                                       March 31, 1997


D & K Wholesale Drug, Inc.
8000 Maryland Avenue, Suite 1190
St. Louis, Missouri  63105

     Re:  Registration Statement on Form S-8 -- 100,000
          Shares of D & K Wholesale Drug, Inc. Common Stock
          -------------------------------------------------

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by D & K Wholesale Drug, Inc., a
Delaware corporation (the "Company"), on or about April 1, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company, as provided in the D & K 401(k) Profit Sharing Plan and Trust (the "Plan"), of up to 100,000 shares of the Company's Common Stock, $.01 par value (the "Shares") and an indeterminate amount of Plan interests (the "Plan Interests"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, By-Laws, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

     Based solely on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and is in good standing under the laws of the State of Delaware; and

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D & K Wholesale Drug, Inc.
March 31, 1997
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     2.  The Shares and the Plan Interests to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the Plan, will be duly and validly issued.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with laws regarding the sale and issuance of the Shares and the Plan Interests in accordance with the Registration Statement.

                                       Very truly yours,

                                       /s/ Thompson Coburn